Exhibit 10.1

AMENDMENT NO. 3

DEL MONTE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As amended and restated effective June 29, 2006 and amended by

Amendments No. 1 and 2)

The Del Monte Corporation Supplemental Executive Retirement Plan, as amended and restated effective June 29, 2006 and as amended by Amendment No. 1 effective as of January 1, 2005 and by Amendment No. 2 effective as of January 1, 2008 (the “Plan”) is hereby amended pursuant to Section 5.1 of the Plan effective as of January 1, 2008.

This Amendment is intended to be a clarification of the Plan as intended and administered.

1.

Section 1.29 shall be replaced in its entirety as follows:

Section 1.29. Service shall mean the Period of Service under PRA for vesting purposes and the years of service identified for any Participant listed in the Heinz Participant Preservation Arrangement but only to the extent not included in the Period of Service under PRA; provided, that Service shall not include any Period of Severance nor any Period of Service that is recognized by PRA for vesting purposes as past service credit with an non-affiliated employer or predecessor employer (“Prior Employer”) unless liabilities for such service from the Prior Employer’s qualified plan have been transferred to PRA or another pension plan of the Corporation which is included in any offsetting benefit under Section 3.1(b)(vi) of this Plan; provided further that no such service shall be credited under this Plan until the Participant has completed three (3) Years of Service with the Employer at the Vice President grade or higher, without regard to any service with a Prior Employer or the Employer.

2.

Section 3.1 is amended by adding a new subsection, Section 3.1(d) as follows:

(d) In determining the Net Benefit amount for any Participant, if the benefit amount under subsections 3.1(b)(i) - (vi) at termination of employment is determined based on a benefit that has been reduced or offset prior to the date of termination of employment on account of (i) the assignment of any benefit under a qualified domestic relations order (“QDRO”), (ii) an in-service distribution, or (iii) a prior distribution, the benefit at termination of employment will be increased on an Actuarial Equivalent basis to take into account the prior QDRO or distribution before being applied to reduce the Gross Benefit under Section 3.1(b).

3.

Except as specifically amended herein, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 3 to be adopted by the Compensation and Benefits Committee of the Board of Directors and executed by its duly designated officer.

DEL MONTE CORPORATION

By:	/s/ Richard W. Muto
Senior Vice President, Chief Human Resources Officer

Date of Signing: June 25, 2008

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